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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-114869), related to the Alcide Corporation 1993 Stock Incentive Plan and the Alcide Corporation 1996 Stock Option Plan for Non-employee Directors, of our report dated February 26, 2004 relating to the consolidated financial statements of Ecolab Inc., which appears in the 2003 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us in this Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-114869) under the heading "Experts."

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 13, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM